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                         ASSIGNMENT AND ASSUMPTION AGREEMENT

    Reference is made to those certain Custodian Agreement, Retirement Plans Service Contract and Transfer Agency Agreement, each of which has been executed by, and is among, one or more of SIFE Trust Fund, a California trust (the "California Trust"), SIFE, Inc. ("SIFE") and State Street Bank and Trust Company ("State Street"), on its own behalf and on behalf of Boston Financial Data Services, Inc. (collectively, the "Agreements").

              WHEREAS, SIFE Trust Fund is to be reorganized as a Delaware business trust (the "Delaware Trust"), effective on midnight April 30, 1997, or as soon thereafter as may be practicable (such transactions are hereinafter referred to collectively as the "Reorganization"); and

              WHEREAS, State Street, the California Trust and SIFE each desire to maintain the terms and conditions of the Agreements,

              NOW, THEREFORE, the parties agree as follows:

    1. Effective upon the close of the Reorganization, the California Trust assigns to the Delaware Trust all of its rights, duties, responsibilities and liabilities under the Agreements, and the Delaware Trust hereby expressly agrees to assume all of such rights, duties, responsibilities and liabilities of the California Trust under the Agreements, and State Street hereby expressly consents to the foregoing assignment and assumption.

    2. All of the other terms and conditions of each of the Agreements are expressly ratified and affirmed.

              IN WITNESS WHEREOF, each of the parties has caused this Assignment and Assumption Agreement to be executed as of the 30th day of April, 1997.

SIFE Trust Fund, a California Trust            ATTEST:
By State Street Bank & Trust Company, Trustee


By:____________________________________        By:_____________________________
              Name & Title                               Name & Title
                                               ATTEST:
SIFE Trust Fund, a Delaware Business Trust


By:____________________________________        By:_____________________________
        Bruce W. Woods, President                 Robert Linderman, Asst. Secy.
                                               ATTEST:
SIFE Trust Fund, a Delaware Business Trust


By:____________________________________        By:_____________________________
        Bruce W. Woods, President                 Robert Linderman, Asst. Secy.
                                               ATTEST:
STATE STREET BANK & TRUST COMPANY


By:____________________________________        By:_____________________________
             Name & Title                                 Name & Title